PRESS RELEASE For immediate release

NVE Corporation Reports Record Fiscal Year and Fourth Quarter

EDEN PRAIRIE, Minn.—May 4, 2011—NVE Corporation (Nasdaq: NVEC) announced today financial results for the fiscal year and quarter ended March 31, 2011.

For fiscal 2011, total revenue increased 11% to $31.2 million from $28.1 million for the prior fiscal year. The increase was due to a 15% increase in product sales, partially offset by a 6% decrease in contract research and development revenue. Net income for fiscal 2011 increased 11% to $13.4 million, or $2.76 per diluted share, compared to $12.0 million, or $2.47 per diluted share, for fiscal 2010.

Total revenue for the fourth quarter of fiscal 2011 increased slightly to $8.183 million from $8.179 million in the prior-year quarter. The revenue increase was due to a 1% increase in product sales, which offset a 4% decrease in contract research and development revenue. Net income for the fourth quarter of fiscal 2011 increased 2% to $3.67 million, or $0.75 per diluted share, compared to $3.60 million, or $0.74 per diluted share, for the prior-year quarter.

“We are pleased to report record revenue, product sales, and net income for both the fiscal year and fourth quarter,” said NVE President and Chief Executive Officer Daniel A. Baker, Ph.D.

NVE is a leader in the practical commercialization of spintronics, a nanotechnology that relies on electron spin rather than electron charge to acquire, store and transmit information. The company manufactures high-performance spintronic products including sensors and couplers that are used to acquire and transmit data. NVE has also licensed its spintronic magnetoresistive random access memory technology, commonly known as MRAM.

Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as risks in continued growth in revenue and profits and uncertainties related to economic environments, as well as the risk factors listed from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2011.

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                        NVE CORPORATION
                      STATEMENTS OF INCOME
     QUARTERS AND YEARS ENDED MARCH 31, 2011 AND 2010 (Unaudited)

                                            Quarter Ended March 31
                                               2011          2010
                                           -----------   -----------
 Revenue
   Product sales                           $ 6,733,984   $ 6,662,150
   Contract research and development         1,449,117     1,517,145
                                           -----------   -----------
 Total revenue                               8,183,101     8,179,295
 Cost of sales                               2,641,170     2,333,637
                                           -----------   -----------
 Gross profit                                5,541,931     5,845,658
 Expenses
   Selling, general, and administrative        573,312       607,534
   Research and development                    286,910       310,564
                                           -----------   -----------
 Total expenses                                860,222       918,098
                                           -----------   -----------
 Income from operations                      4,681,709     4,927,560
 Interest income                               535,762       439,988
                                           -----------   -----------
 Income before taxes                         5,217,471     5,367,548
 Provision for income taxes                  1,547,552     1,768,802
                                           -----------   -----------
 Net income                                $ 3,669,919   $ 3,598,746
                                           ===========   ===========
 Net income per share - basic              $      0.77   $      0.77
                                           ===========   ===========
 Net income per share - diluted            $      0.75   $      0.74
                                           ===========   ===========
 Weighted average shares outstanding
   Basic                                     4,771,954     4,700,583
   Diluted                                   4,887,185     4,865,189

                                              Year Ended March 31
                                              2011           2010
                                           -----------   -----------
 Revenue
   Product sales                           $26,024,823   $22,665,860
   Contract research and development         5,172,240     5,481,325
                                           -----------   -----------
 Total revenue                              31,197,063    28,147,185
 Cost of sales                               9,783,698     8,313,015
                                           -----------   -----------
 Gross profit                               21,413,365    19,834,170
 Expenses
   Selling, general, and administrative      2,474,468     2,414,584
   Research and development                  1,269,127     1,121,050
                                           -----------   -----------
 Total expenses                              3,743,595     3,535,634
                                           -----------   -----------
 Income from operations                     17,669,770    16,298,536
 Interest income                             2,021,426     1,617,880
                                           -----------   -----------
 Income before taxes                        19,691,196    17,916,416
 Provision for income taxes                  6,330,251     5,917,072
                                           -----------   -----------
 Net income                                $13,360,945   $11,999,344
                                           ===========   ===========
 Net income per share - basic              $      2.83   $      2.56
                                           ===========   ===========
 Net income per share - diluted            $    $ 2.76   $      2.47
                                           ===========   ===========
 Weighted average shares outstanding
   Basic                                     4,729,035     4,692,496
   Diluted                                   4,844,266     4,857,044

                         NVE CORPORATION
                          BALANCE SHEETS
                     MARCH 31, 2011 AND 2010

                                              March 31,    March 31,
                                                2011         2010
                                             -----------  -----------
 ASSETS
 Current assets
   Cash and cash equivalents                 $   952,209  $ 1,389,288
   Marketable securities, short term           7,970,358    1,566,666
   Accounts receivable, net of allowance
    for uncollectible accounts of $15,000      3,596,239    4,221,564
   Inventories                                 3,343,857    1,706,427
   Prepaid expenses and other assets           1,185,306      781,294
                                             -----------  -----------
 Total current assets                         17,047,969    9,665,239
 Fixed assets
   Machinery and equipment                     6,178,207    5,617,136
   Leasehold improvements                        612,682      450,546
                                             -----------  -----------
                                               6,790,889    6,067,682
   Less accumulated depreciation               5,259,773    4,857,819
                                             -----------  -----------
 Net fixed assets                              1,531,116    1,209,863
 Marketable securities, long term             53,257,140   46,587,812
                                             -----------  -----------
 Total assets                                $71,836,225  $57,462,914
                                             ===========  ===========

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities
   Accounts payable                          $   731,580  $   665,782
   Accrued payroll and other                     987,403      720,867
   Deferred taxes                                146,693      102,138
   Deferred revenue                                   --       20,833
                                             -----------  -----------
 Total current liabilities                     1,865,676    1,509,620

 Shareholders' equity
   Common stock                                   47,762       47,006
   Additional paid-in capital                 20,894,766   20,169,924
   Accumulated other comprehensive income      1,060,438    1,129,726
   Retained earnings                          47,967,583   34,606,638
                                             -----------  -----------
 Total shareholders' equity                   69,970,549   55,953,294
                                             -----------  -----------
 Total liabilities and shareholders' equity  $71,836,225  $57,462,914
                                             ===========  ===========